UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2010, the Compensation Committee of the Board of Directors of Sunesis Pharmaceuticals, Inc., or the Committee, approved the payment of cash bonuses to certain of our employees, including our named executive officers, pursuant to our 2009 Bonus Program, as amended, or the Bonus Program, as previously described in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 2, 1010 and May 14, 2009.

Under the Bonus Program, each participant was eligible to receive a cash bonus in an amount up to a specified target percentage of such participant’s annual base salary based on the level of achievement of certain corporate and individual objectives, subject to our cash balance equaling or exceeding a specified amount on or before July 31, 2010 as a result of proceeds from one or more transactions deemed to be aligned with the value-creating objectives of the Bonus Program, or the Cash Bonus Threshold. The bonus payment amounts approved by the Committee were based on its determination of the degree to which such corporate and individual objectives were achieved and that we had met the Cash Bonus Threshold.

A portion of the bonuses awarded to our named executive officers will consist of fully vested shares of our common stock granted under our 2005 Equity Incentive Award Plan, or the 2005 Plan, in order to minimize the associated cash expense of the payouts. The bonus payment amounts for each of our named executive officers and the portion thereof to be paid in cash and shares of our common stock are as follows:

Named Executive Officer	Total Bonus Amount	Cash Bonus Amount	Stock Award Amount
Daniel N. Swisher, Jr. President and Chief Executive Officer	$81,000	$40,500	$40,500
Eric H. Bjerkholt Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	61,200	45,900	15,300
Steven B. Ketchum, Ph.D. Senior Vice President, Research and Development	75,600	56,700	18,900

The cash bonus payments will be made on July 30, 2010, and the stock awards will be granted effective July 30, 2010. The number of shares of our common stock awarded to each of our named executive officers under the 2005 Plan will be determined based on the last closing price of our common stock as quoted on the NASDAQ Capital Market on July 29, 2010, rounded down to the nearest whole share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: July 21, 2010

	By:	/S/ ERIC H. BJERKHOLT
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary